Exhibit 99.2

Please scroll down to read this message in German and Japanese.

Bitte scrollt nach unten, um diese Nachricht auf Deutsch zu lesen.

日本語メッセージは下にスクロールダウンしてご覧ください

Hello Everyone,

As promised at today’s all-employee meeting, below is additional information related to today’s news. Please review the Q&A document carefully. If you have additional questions, please send them to questions@abiomed.com and we will do our best to get them answered.

During this time of transition, stay focused on achieving, then exceeding your FY23 goals. Together, let’s make Q3 our best quarter ever for innovation, clinical research, HCP training, patient growth and improving outcomes for our patients.

This is our opportunity to accelerate becoming the global standard of care. It starts now.

Patients First!

Mike

•	Click here [LINK: https://abiomed.box.com/s/2tfxa5f1adzfu5ef4ufus4lsmaeiy11e] for an employee Q&A document related to today’s news

•	Click here [LINK: https://www.jnjmedtech.com/en-US/at-a-glance] for an overview of Johnson & Johnson MedTech

•	Click here [LINK: https://www.jnjmedtech.com/en-US/impact] for learn about Johnson & Johnson MedTech’s impact on improving healthcare

•	Click here [LINK: https://www.jnj.com/credo/] to read the Johnson & Johnson “Our Credo”

***************************************************************

Liebe Kolleginnen und Kollegen,

wie auf der heutigen Mitarbeiterversammlung versprochen, findet Ihr nachstehend zusätzliche Informationen zu den heutigen Nachrichten. Bitte lest das Q&A-Dokument sorgfältig durch. Wenn Ihr weitere Fragen habt, sendet diese bitte an questions@abiomed.com und wir werden unser Bestes tun, um sie zu beantworten.

Konzentriert Euch in dieser Zeit des Übergangs darauf, Eure Ziele für das GJ23 zu erreichen und zu übertreffen. Lasst uns gemeinsam das 3. Quartal zum besten Quartal aller Zeiten in den Bereichen Innovation, klinische Forschung, Schulung von medizinischen Fachkräften, Patientenwachstum und Verbesserung der Ergebnisse für unsere Patienten machen.

Dies ist unsere Chance, schneller zum weltweiten Standard der Pflege zu werden. Es beginnt jetzt.

Die Patienten stehen an erster Stelle!

Mike

•	Klickt hier, [LINK: https://abiomed.box.com/s/2tfxa5f1adzfu5ef4ufus4lsmaeiy11e] für ein Dokument mit Fragen und Antworten für Mitarbeiter zu den heutigen Nachrichten

•	Klickt hier, [LINK: https://www.jnjmedtech.com/en-US/at-a-glance] um einen Überblick über Johnson & Johnson MedTech zu erhalten

•	Klickt hier, [LINK: https://www.jnjmedtech.com/en-US/impact] um mehr über den Einfluss von Johnson & Johnson MedTech auf die Verbesserung der Gesundheitsversorgung zu erfahren

•	Klickt hier, [LINK: https://www.jnjmedtech.com/de-DE/OurCredo] um das Johnson & Johnson Credo zu lesen

***********************************************************

皆さん、こんにちは。

本日の全社員ミーティングでお約束しましたとおり、本日のニュースに関する追加情報を以下に掲載します。 Q&Aをご覧ください。 ご質問は、questions@abiomed.com までお寄せください。

移行期間中は、FY23の目標を達成し、その目標を上回ることに集中しましょう。 第3四半期は、イノベーション、クリニカルリサーチ、HCPトレーニング、患者数の増加、患者さんの予後改善において、これまでで最高の四半期となるよう、共に取り組んでいきましょう。

これは、世界で標準治療となることを加速するチャンスです。 今がその始まりです。

患者さん第一！

マイク・ミノーグ

•	本日のニュースに関する社員向け Q&Aはこちら [LINK: https://abiomed.box.com/s/2tfxa5f1adzfu5ef4ufus4lsmaeiy11e]

•	ジョンソン・エンド・ジョンソン メディカルカンパニー（MedTech）の概要はこちら （日本語）[LINK: https://www.jnjmedtech.com/ja-JP]

•	ジョンソン・エンド・ジョンソン メディカルカンパニー（MedTech）のヘルスケア業界に与えるインパクトは こちら（英語のみ）[LINK: https://www.jnjmedtech.com/en-US/impact]

•	ジョンソン・エンド・ジョンソンの「我が信条（Our Credo）」はこちら（日本語）[LINK: https://www.jnj.co.jp/jnj-group/our-credo]

Patients First!

Patienten stehen an erster Stelle!

Kanja-san Daiichi! 患者さん第一 ,

Michael R. Minogue

Chairman, President and Chief Executive Officer

ABIOMED, Inc.

22 Cherry Hill Drive | Danvers, MA 01923

Office: 978.646.1810 | Fax: 978.777.8411

mminogue@abiomed.com

www.abiomed.com

Recovering Hearts. Saving Lives.

Click to Watch Abiomed’s Corporate Presentation [LINK: https://abiomed-6.wistia.com/medias/43mhlzxcqk]

“Above all else, keep watch over your heart, for herein lie the wellsprings of life.” – Proverbs

CONFIDENTIALITY NOTICE: This email message and any attachments are confidential and may be privileged and are meant to be read by the intended recipient only. If you are not the intended recipient, please notify sender immediately and destroy all copies of this message and any attachments without reading or disclosing their contents. Thank you.

Additional Information and Where to Find it

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of ABIOMED, Inc. At the time the offer is commenced, Johnson & Johnson and its merger subsidiary, Athos Merger Sub, Inc., will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and ABIOMED, Inc. will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. ABIOMED, Inc. stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of ABIOMED, Inc. In addition, all of these materials (and all other materials filed by ABIOMED, Inc. with the Securities and Exchange Commission (“SEC”)) will be available at no charge from the SEC through its website at www.sec.gov [LINK: https://www.sec.gov/]. Investors and security holders may also obtain free copies of the documents filed with the SEC by ABIOMED, Inc. at https://investors.abiomed.com/investors/financials/sec-filings/default.aspx. [LINK: https://investors.abiomed.com/investors/financials/sec-filings/default.aspx]

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning. Forward-looking statements include, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for ABIOMED’s business; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties.

Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to how many of ABIOMED’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of this announcement or pendency of the proposed transaction on the ABIOMED’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from ABIOMED’s ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed acquisition may not be realized or may take longer to realize than expected; the successful integration of ABIOMED into Johnson & Johnson subsequent to the closing of the transaction and the timing of such integration; other business effects, including the effects of industry, economic or political conditions outside of ABIOMED’s control; transaction costs; and other risks and uncertainties detailed from time to time in documents filed with the SEC by ABIOMED, including ABIOMED’s current annual report on Form 10-K on file with the SEC, as well as the Schedule 14D-9 to be filed by ABIOMED and the tender offer documents to be filed by Johnson & Johnson and Athos Merger Sub, Inc. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

ABIOMED is providing the information in this filing as of this date and assumes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise.